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                                                                   EXHIBIT 99.8

                             M-TRON INDUSTRIES, INC.

                          NOMINEE HOLDER CERTIFICATION

The undersigned, a bank, broker or other nominee holder of Rights ("Rights") to purchase shares of Class A common stock, par value $0.01 per share ("Common Shares"), of M-tron Industries, Inc. ("M-tron") pursuant to the rights offering described and provided for in M-tron's prospectus dated ______, 2000 (the "Prospectus"), hereby certifies to M-tron and to American Stock Transfer & Trust Company, as Subscription Agent for such rights offering, that (i) the undersigned has exercised, on behalf of the beneficial owners thereof (which may include the undersigned), the number of Rights specified below pursuant to the basic subscription privilege (as described in the Prospectus) on behalf of the beneficial owners of Rights and (ii) the undersigned has exercised the over-subscription privilege (as described in the Prospectus) on behalf of the beneficial owners of Rights who have subscribed for the purchase of additional shares of Common Shares pursuant to such privilege, listing separately below each such basic subscription and the corresponding over-subscription (without identifying any such beneficial owner):

               Basic Subscription                   Over-subscription
               ------------------                   -----------------

 1. _____________________________________   ___________________________________

 2. _____________________________________   ___________________________________

 3. _____________________________________   ___________________________________

 4. _____________________________________   ___________________________________

 5.______________________________________   ___________________________________

 6.______________________________________   ___________________________________

 7.______________________________________   ___________________________________

 8.______________________________________   ___________________________________

 9.______________________________________   ___________________________________

10.______________________________________   ___________________________________




                                            ...................................
                                                   Name of Nominee Holder



                                            By: ...............................
                                                Name:
                                                Title:


Dated: ..........................., 2000